Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Kristina McMenamin	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-8995	212-308-3333
kmcmenamin@wpcarey.com	gblawrence@rosslawpr.com

W. P. Carey Announces Second Quarter Financial Results

New York, NY – August 5, 2010 – Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the second quarter ended June 30, 2010.

QUARTERLY AND SIX-MONTH RESULTS

•	Funds from operations—as adjusted (AFFO) for the second quarter of 2010 increased compared to the second quarter of 2009: $38.9 million or $0.98 per diluted share compared to $30.1 million or $0.75 per diluted share, respectively. AFFO for the six months ended June 30, 2010 was $67 million or $1.69 per diluted share, compared to $59 million or $1.48 per diluted share for the comparable period in 2009.

•	Cash flow from operating activities for the six months ended June 30, 2010 was $36.3 million compared to $34.7 million for the prior year period, while adjusted cash flow from operating activities was $48.2 million in the current year period compared to $50 million in the same period last year.

•	Total revenues net of reimbursed expenses for the second quarter of 2010 increased to $55 million from $42.1 million for the second quarter of 2009. Total revenues net of reimbursed expenses for the six months ended June 30, 2010 were $102.6 million, compared to $92.3 million for the comparable period in 2009. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

•	Net Income for the second quarter of 2010 was $23.4 million, compared to $15 million for the same period in 2009. For the six months ended June 30, 2010, net income was $37.8 million, compared to $32.7 million for the comparable period in 2009. Results from operations in our investment management segment were significantly higher in the current year periods primarily due to a higher volume of investments structured on behalf of the CPA® REITs and lower impairment charges recognized by the CPA® REITs in the current year periods.

•	For the six months ended June 30, 2010, we received approximately $8 million in cash distributions from our equity ownership in the CPA® REITs.

•	Further information concerning AFFO and adjusted cash flow from operating activities—non-GAAP supplemental performance metrics—is presented in the accompanying tables and related notes.

INVESTMENT AND FUNDRAISING ACTIVITY

•	We structured 11 investments totaling $440 million for the six months ended June 30, 2010 on behalf of the CPA® REITs, compared to two investments totaling $234 million for the comparable period in 2009.

•	Transactions in the second quarter of 2010 on behalf of the CPA® REITs included: a $101 million transaction with Agrokor, the largest private company and food retailer in Croatia; a $57 million acquisition of JPMorgan Chase’s Tampa office facility; and a $43 million build-to-suit financing transaction with Sun Products Corporation.

•	We continue to raise investor capital through our latest REIT offering, CPA®:17 – Global, so that we may take advantage of attractive investment opportunities that we believe are afforded by the current market environment. To date, CPA®:17 – Global has raised more than $1.1 billion of its up-to $2 billion offering.

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ASSETS UNDER MANAGEMENT

•	W. P. Carey is the advisor to the CPA® REITs, which had real estate assets of $8.2 billion and total assets of $8.6 billion as of June 30, 2010.

•	As of June 30, 2010, the occupancy rate of W. P. Carey’s 14 million square foot owned portfolio was approximately 92%. In addition, for the 95 million square feet owned by the CPA® REITs, the occupancy rate was approximately 98%.

DISTRIBUTIONS

•	The Board of Directors raised the quarterly cash distribution to $0.506 per share for the second quarter of 2010. The distribution—our 37th consecutive quarterly increase—was paid on July 15, 2010 to shareholders of record as of June 30, 2010.

Trevor Bond, interim Chief Executive Officer, said, “The continued strength of our capital raising activities and our ability to source, negotiate, finance and close long-term, income-generating acquisitions has provided the basis for solid financial results during the first six months of 2010.  Being on the ground in Europe as well as the U.S. has enabled us to access a diverse set of opportunities that are consistent with our established investment parameters.  Consequently, our ability to grow assets under management has favorably impacted funds from operations—as adjusted, a primary metric in determining distributions.”

CONFERENCE CALL & WEBCAST

Please call at least 10 minutes prior to call to register.

Time: Thursday, August 5, 2010 at 11:00 AM (ET)

Call-in Number: 800-860-2442
(International) +1-412-858-4600

Webcast: www.wpcarey.com/earnings

Podcast: www.wpcarey.com/podcast
Available after 2:00 PM (ET)

Replay Number: 877-344-7529
(International) +1-412-317-0088

Replay Passcode: 442766#
Replay Available until August 20, 2010 at 9:00 AM (ET).

W. P. Carey & Co. LLC
W. P. Carey & Co. LLC (NYSE: WPC) is an investment management company that provides long-term financing to companies worldwide via sale leaseback and build to suit transactions and manages a global investment portfolio of approximately $10 billion. Through its CPA® series of income-generating, non-traded REITs, W. P. Carey helps companies and private equity firms unlock capital tied up in real estate assets. The W. P. Carey Group’s investments are highly diversified, comprising contractual agreements with approximately 275 long-term corporate obligors spanning 28 industries and 16 countries. http://www.wpcarey.com

Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.

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This press release contains forward-looking statements within the meaning of the Federal securities laws.  A number of factors could cause the Company’s actual results, performance or achievement to differ materially from those anticipated.  Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated.  For further information on factors that could impact the Company, reference is made to the Company’s filings with the Securities and Exchange Commission.

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W. P. CAREY & CO. LLC
Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Revenues
Asset management revenue	$19,080	$19,227	$37,900	$38,335
Structuring revenue	13,102	365	19,936	10,774
Wholesaling revenue	2,230	1,597	4,333	2,690
Reimbursed costs from affiliates	15,354	11,115	30,402	20,111
Lease revenues	15,833	16,374	31,844	32,745
Other real estate income	4,797	4,557	8,572	7,770

	70,396	53,235	132,987	112,425

Operating Expenses
General and administrative	(18,131)	(14,334)	(35,732)	(33,433)
Reimbursable costs	(15,354)	(11,115)	(30,402)	(20,111)
Depreciation and amortization	(5,815)	(6,574)	(11,991)	(11,694)
Property expenses	(2,379)	(1,921)	(4,628)	(3,371)
Other real estate expenses	(1,773)	(1,707)	(3,588)	(3,838)
Impairment charges	—	(900)	(2,268)	(900)

	(43,452)	(36,551)	(88,609)	(73,347)

Other Income and Expenses
Other interest income	336	416	609	823
Income from equity investments in real estate and CPA® REITs	7,638	4,875	16,780	6,262
Other income and (expenses)	42	127	(622)	3,281
Interest expense	(3,765)	(3,805)	(7,476)	(8,000)

	4,251	1,613	9,291	2,366

Income from continuing operations before income taxes	31,195	18,297	53,669	41,444
Provision for income taxes	(6,751)	(3,720)	(10,863)	(9,920)

Income from continuing operations	24,444	14,577	42,806	31,524

Discontinued Operations
Income from operations of discontinued properties	206	1,202	626	2,164
Gain on sale of real estate	56	478	460	343
Impairment charges	(985)	(1,380)	(5,869)	(1,380)

(Loss) income from discontinued operations	(723)	300	(4,783)	1,127

Net Income	23,721	14,877	38,023	32,651
Add: Net loss attributable to noncontrolling interests	128	203	414	373
Less: Net income attributable to redeemable noncontrolling interests	(417)	(103)	(592)	(338)

Net Income Attributable to W. P. Carey Members	$23,432	$14,977	$37,845	$32,686

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.62	$0.36	$1.08	$0.79
(Loss) income from discontinued operations attributable to W. P. Carey members	(0.03)	0.01	(0.12)	0.03

Net income attributable to W. P. Carey members	$0.59	$0.37	$0.96	$0.82

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.62	$0.36	$1.06	$0.78
(Loss) income from discontinued operations attributable to W. P. Carey members	(0.03)	0.01	(0.12)	0.03

Net income attributable to W. P. Carey members	$0.59	$0.37	$0.94	$0.81

Weighted Average Shares Outstanding
Basic	39,081,064	39,350,684	39,116,126	39,067,391

Diluted	39,510,231	40,065,495	39,567,583	39,780,708

Amounts Attributable to W. P. Carey Members
Income from continuing operations, net of tax	$24,155	$14,677	$42,628	$31,559
(Loss) income from discontinued operations, net of tax	(723)	300	(4,783)	1,127

Net income	$23,432	$14,977	$37,845	$32,686

Distributions Declared Per Share	$0.506	$0.498	$1.010	$0.994

W. P. CAREY & CO. LLC
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six months ended June 30,
	2010	2009
Cash Flows — Operating Activities
Net income	$38,023	$32,651
Adjustments to net income:
Depreciation and amortization including intangible assets and deferred financing costs	12,377	12,757
Income from equity investments in real estate and CPA® REITs in excess of distributions received	(5,942)	(3,157)
Straight-line rent and financing lease adjustments	429	967
Gain on sale of real estate	(460)	(343)
Gain on extinguishment of debt	—	(6,991)
Allocation of (loss) earnings to profit sharing interest	(373)	3,875
Management income received in shares of affiliates	(17,344)	(15,414)
Unrealized loss (gain) on foreign currency transactions and others	860	(39)
Realized loss (gain) on foreign currency transactions and others	143	(126)
Impairment charges	8,137	2,280
Stock-based compensation expense	4,936	5,260
Deferred acquisition revenue received	17,048	22,877
Increase in structuring revenue receivable	(9,352)	(5,416)
Decrease in income taxes, net	(6,116)	(8,454)
Net changes in other operating assets and liabilities	(6,075)	(6,044)

Net cash provided by operating activities	36,291	34,683

Cash Flows — Investing Activities
Distributions received from equity investments in real estate and CPA® REITs in excess of equity income	7,762	7,606
Purchases of real estate and equity investments in real estate	(74,904)	(39,677)
VAT paid in connection with acquisition of real estate	(4,222)	—
Capital expenditures	(1,652)	(6,929)
Proceeds from sale of real estate	9,200	3,835
Funds released from escrow in connection with the sale of property	36,132	—
Proceeds from transfer of profit sharing interest	—	21,928

Net cash used in investing activities	(27,684)	(13,237)

Cash Flows — Financing Activities
Distributions paid	(52,490)	(39,060)
Contributions from noncontrolling interests	11,180	1,583
Distributions to noncontrolling interests	(1,444)	(3,474)
Distributions to profit sharing interest	(693)	(3,434)
Scheduled payments of mortgage principal	(10,322)	(5,241)
Prepayments of mortgage principal	—	(11,918)
Proceeds from mortgage financing	6,315	39,000
Proceeds from line of credit	83,250	88,500
Prepayments of line of credit	(22,500)	(72,018)
Proceeds from loans from affiliates	—	1,624
Payment of financing costs	(301)	(806)
Proceeds from issuance of shares	799	874
Windfall tax (provision) benefits associated with stock-based compensation awards	(159)	242
Repurchase and retirement of shares	—	(10,686)

Net cash provided by (used in) financing activities	13,635	(14,814)

Change in Cash and Cash Equivalents During the Period
Effect of exchange rate changes on cash	(1,243)	38

Net increase in cash and cash equivalents	20,999	6,670
Cash and cash equivalents, beginning of period	18,450	16,799

Cash and cash equivalents, end of period	$39,449	$23,469

W. P. CAREY & CO. LLC
Financial Highlights (Unaudited)
(in thousands, except per share amounts)
These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations — as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
EBITDA
Investment management	$22,273	$10,430	$37,172	$23,498
Real estate ownership	17,637	19,365	31,450	40,257

Total	$39,910	$29,795	$68,622	$63,755

AFFO
Investment management	$22,670	$11,627	$34,759	$25,960
Real estate ownership	16,250	18,486	32,227	33,010

Total	$38,920	$30,113	$66,986	$58,970

EBITDA Per Share (Diluted)
Investment management	$0.56	$0.26	$0.94	$0.59
Real estate ownership	0.45	0.48	0.79	1.01

Total	$1.01	$0.74	$1.73	$1.60

AFFO Per Share (Diluted)
Investment management	$0.57	$0.29	$0.88	$0.65
Real estate ownership	0.41	0.46	0.81	0.83

Total	$0.98	$0.75	$1.69	$1.48

Adjusted Cash Flow From Operating Activities
Adjusted cash flow			$48,193	$50,019

Adjusted cash flow per share (diluted)			$1.22	$1.26

Distributions declared per share			$1.010	$0.994

Payout ratio (distributions per share/adjusted cash flow per share)			83%	79%

W. P. CAREY & CO. LLC
Reconciliation of Net Income to EBITDA (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Investment Management
Net income from investment management attributable to W. P. Carey members	$14,331	$5,954	$24,181	$12,659
Adjustments:
Provision for income taxes	6,780	3,440	10,658	9,205
Depreciation and amortization	1,162	1,036	2,333	1,634

EBITDA — investment management	$22,273	$10,430	$37,172	$23,498

EBITDA per share (diluted)	$0.56	$0.26	$0.94	$0.59

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members	$9,101	$9,023	$13,664	$20,027
Adjustments:
Interest expense	3,765	3,805	7,476	8,000
Provision for income taxes	(29)	280	205	715
Depreciation and amortization	4,653	5,538	9,658	10,060
Reconciling items attributable to discontinued operations	147	719	447	1,455

EBITDA — real estate ownership	$17,637	$19,365	$31,450	$40,257

EBITDA per share (diluted)	$0.45	$0.48	$0.79	$1.01

Total Company
EBITDA	$39,910	$29,795	$68,622	$63,755

EBITDA per share (diluted)	$1.01	$0.74	$1.73	$1.60

Diluted weighted average shares outstanding	39,510,231	40,065,495	39,567,583	39,780,708

Non-GAAP Financial Disclosure
EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP, because it removes the impact of our capital structure and asset base from our operating results and because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Accordingly, EBITDA should not be considered as an alternative to net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies. Therefore, we use EBITDA as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

W. P. CAREY & CO. LLC
Reconciliation of Net Income to Funds From Operations — as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Investment Management
Net income from investment management attributable to W. P. Carey members	$14,331	$5,954	$24,181	$12,659
Amortization, deferred taxes and other non-cash charges	3,095	2,607	4,373	3,919
AFFO from equity investments	5,244	3,066	6,205	9,382

AFFO — investment management	$22,670	$11,627	$34,759	$25,960

AFFO per share (diluted)	$0.57	$0.29	$0.88	$0.65

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members	$9,101	$9,023	$13,664	$20,027
Gain on sale of real estate, net	(56)	(478)	(460)	(343)
Gain on extinguishment of debt, net (a)	—	—	—	(2,796)
Depreciation, amortization and other non-cash charges	4,887	5,174	10,705	10,348
Straight-line and other rent adjustments	99	232	19	412
Impairment charges	985	2,280	8,137	2,280
AFFO from equity investments	1,448	2,411	544	3,413
Noncontrolling interests’ share of AFFO	(214)	(156)	(382)	(331)

AFFO — real estate ownership	$16,250	$18,486	$32,227	$33,010

AFFO per share (diluted)	$0.41	$0.46	$0.81	$0.83

Total Company
AFFO	$38,920	$30,113	$66,986	$58,970

AFFO per share (diluted)	$0.98	$0.75	$1.69	$1.48

Diluted weighted average shares outstanding	39,510,231	40,065,495	39,567,583	39,780,708

(a)	In January 2009, Carey Storage repaid, in full, the $35.0 million outstanding balance on its secured credit facility for $28.0 million and recognized a gain of $7.0 million on the repayment of this debt at a discount, inclusive of the profit sharing interest of $4.2 million.
Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used by investors and analysts in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO or funds from operations — as adjusted (AFFO) should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity but should be used in conjunction with GAAP net income. FFO or AFFO disclosed by other REITs may not be comparable to our AFFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate AFFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but that have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation. As a result, we believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better understand and measure the performance of our business over time without the potentially distorting impact of these short-term fluctuations.

W. P. CAREY & CO. LLC
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Six months ended June 30,
	2010	2009
Cash flow from operating activities	$36,291	$34,683
Adjustments:
Distributions received from equity investments in real estate in excess of equity income (a)	4,004	9,040
(Distributions to) contributions received from noncontrolling interests, net (b)	(161)	252
Changes in working capital (c)	8,059	6,044

Adjusted cash flow from operating activities	$48,193	$50,019

Adjusted cash flow per share (diluted)	$1.22	$1.26

Distributions declared per share	$1.010	$0.994

Payout ratio (distributions per share/adjusted cash flow per share)	83%	79%

Diluted weighted average shares outstanding	39,567,583	39,780,708

(a)	We take a substantial portion of our asset management revenue in shares of the CPA® REIT funds. To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of contributions/distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operating activities to record such amounts in the period in which the liability was actually incurred.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash provided by operating activities, as determined in accordance with GAAP, adjusted primarily to reflect timing differences between the period an expense is incurred and paid, to add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity investment in the joint ventures, and to subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash provided by operating activities to reflect these actual cash receipts and cash payments may give investors a more accurate picture of our actual cash flow than GAAP cash provided by operating activities alone and that it is a useful supplemental measure for investors to consider. We also believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations, and we use this measure when evaluating distributions to shareholders and as one measure of our operating performance when we determine executive compensation. Adjusted cash flow from operating activities should not be considered as an alternative to cash provided by operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.